Exhibit 99.1

BOOZ ALLEN HAMILTON ANNOUNCES
FOURTH QUARTER AND FULL YEAR FISCAL 2018 RESULTS

Annual Revenue of $6.2 billion, Record Since IPO, and an Increase of 6.3 Percent

Annual Net Income of $305.1 million

Annual Adjusted EBITDA Margin on Revenue1 of 9.5%

Full Year Adjusted Diluted Earnings Per Share1 of $2.01, Record Since IPO

17.9 percent Increase in Total Backlog to $16 Billion, Year-end Record Since IPO, and Annual Headcount Increase of More than 1,300

Quarterly Dividend of $0.19 per Share, Payable on June 29, 2018

McLean, Virginia; May 29, 2018 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the fourth quarter and full year of fiscal 2018.

Strong fiscal 2018 results, including the highest annual revenue and Adjusted EBITDA1 since the Company’s IPO, along with significant headcount and backlog gains for the year, demonstrate the Company’s ability to deliver against its Vision 2020 growth strategy, and position it for further growth in fiscal 2019 and beyond. For the full fiscal year, the Company returned $373 million to shareholders in the form of regular dividends and share repurchases. It also acquired the cyber managed services firm Morphick, Inc. in fiscal 2018.

“The hard work and dedication of more than 24,000 colleagues resulted in record profitability and a third consecutive year of industry-leading organic revenue growth,” said Horacio Rozanski, President and Chief Executive Officer. “We are succeeding in the market and creating value for our investors because we deeply understand the missions of our clients and provide transformational solutions in areas of greatest demand.”

Headcount increased by more than 1,300 year-over-year, a 5.7 percent increase. Total backlog increased by 17.9 percent over the prior year to $16 billion, a year-end record since the IPO. The Company generated a full-year book-to-bill ratio of 1.39.

In fiscal year 2018, the Company realized tax benefits as follows:

•	A benefit of $14.2 million as a result of a lower federal tax rate due to the Tax Cuts and Jobs Act (the “2017 Tax Act”). A majority of this benefit was realized in the third quarter of 2018.

•
A $9.1 million income tax benefit that relates entirely to the re-measurement of deferred tax assets and liabilities using the new 21 percent federal tax rate. This one-time, non-cash benefit was recognized in the fourth quarter of 2018, the effect of which has been excluded from non-GAAP Adjusted Net Income1 and Adjusted Diluted Earnings Per Share1. Future adjustments are possible pending further guidance that may be issued by the IRS. It is anticipated that any future adjustments will be treated similarly and would also be reflected as a non-GAAP adjustment.

•	A benefit of $14.5 million due to the adoption of the new stock-based compensation accounting standard, ASU 2016-09.

The Company declared a regular quarterly dividend of $0.19 per share, which is payable on June 29, 2018, to stockholders of record on June 14, 2018.

Financial Summary

Full Fiscal Year 2018, Ended March 31, 2018 - A summary of Booz Allen’s results for the full year of fiscal 2018 is below. All comparisons are to the prior fiscal year, and a description of key drivers for the full fiscal year can be found in the Company’s Earnings Call Presentation for the fiscal year 2018 posted on investors.boozallen.com.

•	Revenue: $6.17 billion, an increase of 6.3 percent.

•	Revenue, Excluding Billable Expenses:[1] $4.31 billion, an increase of 6.3 percent.

•	Operating Income and Adjusted Operating Income:[1] Each $520.1 million, an increase of 7.4 percent and 5.7 percent, respectively.

•	Net Income: $305.1 million, an increase of 20.8 percent; and Adjusted Net Income:[1] $297.7 million, an increase of 13.5 percent.

•	EBITDA and Adjusted EBITDA:[1] Each $584.8 million, an increase of 7.6 percent and 6.9 percent, respectively.

•	Diluted EPS: $2.05, up from $1.67; and Adjusted Diluted EPS:[1] $2.01, up from $1.75.

As of March 31, 2018, total backlog was $16.0 billion, compared to $13.6 billion as of March 31, 2017, an increase of 17.9 percent. Net cash provided by operating activities for the fiscal year was $369.1 million as compared to $382.3 million in the prior year. Free cash flow1 for the fiscal year was $290.7 million, compared with $328.4 million in the prior year.

Fourth Quarter Ended March 31, 2018 - A summary of Booz Allen’s results for the fourth quarter of fiscal 2018 is below. All comparisons are to the prior year period.

•	Revenue: $1.63 billion, an increase of 3.4 percent.

•	Revenue, Excluding Billable Expenses:[1] $1.15 billion, an increase of 4.7 percent.

•	Operating Income and Adjusted Operating Income:[1] Each $136.0 million, an increase of 5.3 percent and 4.5 percent, respectively.

•	Net Income: $84.9 million, an increase of 28.1 percent; and Adjusted Net Income:[1] $76.2 million, an increase of 13.3 percent.

•	EBITDA and Adjusted EBITDA:[1] Each $152.6 million, an increase of 5.2 percent for both.

•	Diluted EPS: $0.58, up from $0.44; and Adjusted Diluted EPS:[1] $0.52, up from $0.45.

The Company ended the quarter with a cash balance of approximately $287 million, and during the fiscal year the Company paid approximately $103 million in dividends and repurchased approximately 7.6 million shares.
1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Information” below for additional detail.

Financial Outlook

For our fiscal 2019, we are providing the following guidance:

•	Revenue: Growth in the 6 to 8 percent range

•	Adjusted Diluted EPS: [1] $2.35 - $2.50

This EPS estimate is based on fiscal 2019 estimated average diluted shares outstanding in the range of 141 million to 145 million shares, and assumes an effective tax rate in the range of 25 percent to 27 percent, which reflects changes in U.S. tax law.

Conference Call Information

Booz Allen will host a conference call at 8 a.m. EDT on Tuesday, May 29, 2018, to discuss the financial results for its Fourth Quarter and Full Year Fiscal 2018 (ended March 31, 2018).

Analysts and institutional investors may participate on the call by dialing (877) 375-9141 International: (253) 237-1151. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on May 29, 2018, and continuing for 30 days.

About Booz Allen Hamilton

For more than 100 years, business, government, and military leaders have turned to Booz Allen Hamilton to solve their most complex problems. They trust us to bring together the right minds: those who devote themselves to the challenge at hand, who speak with relentless candor, and who act with courage and character. They expect original solutions where there are no roadmaps. They rely on us because they know that-together-we will find the answers and change the world.

We solve the most difficult management and technology problems through a combination of consulting, analytics, digital solutions, engineering, and cyber expertise. With global headquarters in McLean, Virginia, our firm employs approximately 24,600 people globally, and had revenue of $6.17 billion for the 12 months ended March 31, 2018. To learn more, visit www.boozallen.com. (NYSE: BAH)

CONTACT:
Media Relations - James Fisher 703-377-7595;
Investor Relations - Curt Riggle 703-377-5332
Nicholas Veasey

BAHPR-FI

Non-GAAP Financial Information
“Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.
“Adjusted Operating Income” represents Operating Income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the 2017 Tax Act in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.
Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2019.  Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as subsequently amended); delayed funding of our contracts due to uncertainty relating to and a possible failure of Congressional efforts to approve funding of the U.S. government and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration); current and continued uncertainty around the timing, extent, nature, and effect of ongoing Congressional and other U.S. government action to address budgetary constraints, including, but not limited to, uncertainty around the outcome of Congressional efforts to approve funding of the U.S. government and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, and the U.S. deficit; any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support; U.S. government shutdowns due to, among other reasons, a failure by elected officials to fund the government; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation ("FAR"), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors' protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations, such as a reduction in allowable annual employee compensation to certain contractors as a result of the Bipartisan Budget Act of 2013, and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; our ability to generate revenue under certain of our contracts; our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances; an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts; an inability to timely and effectively utilize our employees or manage our cost structure; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients' sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime-contractor relationship to meet their obligations to us or our clients; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; an inability to anticipate or estimate the tax implications of changes in tax law, including the 2017 Tax Act, or utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including as a result of a change in tax law, such as the 2017 Tax Act; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity contracts, or IDIQ, contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 29, 2018.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1
Booz Allen Hamilton Holding Corporation
Consolidated Statements of Operations

	Three Months Ended March 31,		Fiscal Year Ended March 31,
(Amounts in thousands, except per share data)	2018	2017	2018	2017
	(Unaudited)
Revenue	$1,636,284	$1,582,071	$6,171,853	$5,804,284
Operating costs and expenses:
Cost of revenue	755,401	724,724	2,867,103	2,691,982
Billable expenses	483,077	480,136	1,861,312	1,751,077
General and administrative expenses	245,198	232,094	858,597	817,434
Depreciation and amortization	16,560	15,956	64,756	59,544
Total operating costs and expenses	1,500,236	1,452,910	5,651,768	5,320,037
Operating income	136,048	129,161	520,085	484,247
Interest expense	(21,960)	(15,541)	(82,269)	(62,298)
Other income (expense), net	(1,666)	(5,446)	188	(10,049)
Income before income taxes	112,422	108,174	438,004	411,900
Income tax expense	27,537	41,921	132,893	159,410
Net income	$84,885	$66,253	$305,111	$252,490
Earnings per common share:
Basic	$0.59	$0.44	$2.08	$1.69
Diluted	$0.58	$0.44	$2.05	$1.67

Exhibit 2
Booz Allen Hamilton Holding Corporation
Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)	March 31, 2018	March 31, 2017

Assets
Current assets:
Cash and cash equivalents	$286,958	$217,417
Accounts receivable, net of allowance	1,130,452	991,810
Prepaid expenses and other current assets	71,309	85,253
Total current assets	1,488,719	1,294,480
Property and equipment, net of accumulated depreciation	169,896	139,167
Deferred tax assets	—	10,825
Intangible assets, net of accumulated amortization	260,972	271,880
Goodwill	1,581,146	1,571,190
Other long-term assets	102,633	85,563
Total assets	$3,603,366	$3,373,105
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$63,100	$193,150
Accounts payable and other accrued expenses	557,559	504,117
Accrued compensation and benefits	282,750	263,816
Other current liabilities	132,757	140,318
Total current liabilities	1,036,166	1,101,401
Long-term debt, net of current portion	1,755,479	1,470,174
Income tax reserves	11,787	11,647
Deferred tax liabilities	4,485	—
Other long-term liabilities	240,821	216,292
Total liabilities	3,048,738	2,799,514
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 158,028,673 shares at March 31, 2018 and 155,901,485 shares at March 31, 2017; outstanding, 143,446,539 shares at March 31, 2018 and 148,887,708 shares at March 31, 2017	1,580	1,559
Treasury stock, at cost — 14,582,134 shares at March 31, 2018 and 7,013,777 shares at March 31, 2017	(461,457)	(191,900)
Additional paid-in capital	346,958	302,907
Retained earnings	682,653	478,102
Accumulated other comprehensive loss	(15,106)	(17,077)
Total stockholders’ equity	554,628	573,591
Total liabilities and stockholders’ equity	$3,603,366	$3,373,105

Exhibit 3
Booz Allen Hamilton Holding Corporation
Consolidated Statements of Cash Flows

	Fiscal Year Ended March 31,
(Amounts in thousands)	2018	2017

Cash flows from operating activities
Net income	$305,111	$252,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,756	59,544
Stock-based compensation expense	23,318	21,249
Deferred income taxes	13,505	15,536
Excess tax benefits from stock-based compensation	(14,457)	(18,175)
Amortization of debt issuance costs and loss on extinguishment	5,974	15,566
Losses on dispositions and impairments	(246)	4,673
Changes in assets and liabilities:
Accounts receivable	(135,870)	(87,154)
Income taxes receivable / payable	9,636	54,564
Prepaid expenses and other current assets	14,119	(115)
Other long-term assets	(12,394)	(10,146)
Accrued compensation and benefits	11,296	21,535
Accounts payable and other accrued expenses	47,316	14,846
Accrued interest	6,218	(806)
Income tax reserves	140	(91)
Other current liabilities	6,461	13,256
Other long-term liabilities	24,260	25,505
Net cash provided by operating activities	369,143	382,277
Cash flows from investing activities
Purchases of property and equipment	(78,437)	(53,919)
Payments for business acquisitions, net of cash acquired	(19,113)	(247,627)
Insurance proceeds received for damage to equipment	1,097	650
Net cash used in investing activities	(96,453)	(300,896)
Cash flows from financing activities
Proceeds from issuance of common stock	8,907	6,314
Stock option exercises	12,095	14,687
Excess tax benefits from stock-based compensation	—	18,175
Repurchases of common stock	(270,318)	(46,548)
Cash dividends paid	(103,411)	(92,925)
Dividend equivalents paid to option holders	(951)	(2,254)
Repayment of debt	(317,149)	(968,325)
Proceeds from debt issuance	467,678	1,019,383
Net cash used in financing activities	(203,149)	(51,493)
Net increase in cash and cash equivalents	69,541	29,888
Cash and cash equivalents — beginning of year	217,417	187,529
Cash and cash equivalents — end of year	$286,958	$217,417
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$62,498	$49,062
Income taxes	$128,416	$89,556
Supplemental disclosures of non-cash investing and financing activities
Share repurchases transacted but not settled and paid	$9,146	$9,907
Contingent consideration arising from businesses acquired	$—	$3,576

Exhibit 4
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended March 31,		Fiscal Year Ended March 31,
(In thousands, except share and per share data)	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenue, Excluding Billable Expenses
Revenue	$1,636,284	$1,582,071	$6,171,853	$5,804,284
Billable expenses	483,077	480,136	1,861,312	1,751,077
Revenue, Excluding Billable Expenses	$1,153,207	$1,101,935	$4,310,541	$4,053,207
Adjusted Operating Income
Operating Income	$136,048	$129,161	$520,085	$484,247
Amortization of intangible assets (a)	—	1,056	—	4,225
Transaction expenses (b)	—	—	—	3,354
Adjusted Operating Income	$136,048	$130,217	$520,085	$491,826
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses
Net income	$84,885	$66,253	$305,111	$252,490
Income tax expense	27,537	41,921	132,893	159,410
Interest and other, net (c)	23,626	20,987	82,081	72,347
Depreciation and amortization	16,560	15,956	64,756	59,544
EBITDA	152,608	145,117	584,841	543,791
Transaction expenses (b)	—	—	—	3,354
Adjusted EBITDA	$152,608	$145,117	$584,841	$547,145
Adjusted EBITDA Margin on Revenue	9.3%	9.2%	9.5%	9.4%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	13.2%	13.2%	13.6%	13.5%
Adjusted Net Income
Net income	$84,885	$66,253	$305,111	$252,490
Amortization of intangible assets (a)	—	1,056	—	4,225
Transaction expenses (b)	—	—	—	3,354
Re-measurement of deferred tax assets/liabilities (d)	(9,107)	—	(9,107)	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	662	630	2,655	8,866
Adjustments for tax effect (e)	(242)	(674)	(969)	(6,578)
Adjusted Net Income	$76,198	$67,265	$297,690	$262,357
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	145,577,134	150,661,457	147,750,022	150,274,640
Adjusted Net Income Per Diluted Share (f)	$0.52	$0.45	$2.01	$1.75
Free Cash Flow
Net cash provided by operating activities	$122,223	$99,235	$369,143	$382,277
Less: Purchases of property and equipment	(15,370)	(23,365)	(78,437)	(53,919)
Free Cash Flow	$106,853	$75,870	$290,706	$328,358

(a)	Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group.

(b)	Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016.

(c)	Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(d)	Reflects the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the "2017 Tax Act").

(e)
Periods related to fiscal 2017 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. Beginning in the third quarter of fiscal 2018 with the enactment of the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 36.5%, which approximates a blended federal and state tax rate for fiscal 2018, and consistently excludes the impact of other tax credits and incentive benefits realized.

(f)
Excludes an adjustment of approximately $0.5 million and $1.9 million of net earnings for the three and twelve months ended March 31, 2018, respectively, and excludes an adjustment of approximately $0.6 million and $2.3 million of net earnings for the three and twelve months ended March 31, 2017, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 5
Booz Allen Hamilton Holding Corporation
Operating Data

	As of March 31,
(Amounts in millions)	2018	2017
Backlog
Funded	$2,685	$2,815
Unfunded	4,161	3,098
Priced Options	9,174	7,679
Total Backlog	$16,020	$13,592

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2018	2017	2018	2017
Book-to-Bill *	0.60	1.04	1.39	1.31

*	Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue.

	As of March 31,
	2018	2017
Headcount
Total Headcount	24,639	23,300
Consulting Staff Headcount	22,145	21,032

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2018	2017	2018	2017
Percentage of Total Revenue by Contract Type
Cost-Reimbursable (1)	52%	51%	51%	50%
Time-and-Materials	25%	24%	25%	26%
Fixed-Price (2)	23%	25%	24%	24%

(1)	Includes both cost-plus-fixed-fee and cost-plus-award fee contracts.

(2)	Includes fixed-price level of effort contracts.

	Three Months Ended March 31,
	2018	2017
Days Sales Outstanding **	65	60

**	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.